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                                                                  EXHIBIT 10.11




                                                                  March __, 2002


Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, GA  30076-4899
Attn: Loren Wimpfheimer

David Gould
1880 Durand Mill Drive
Atlanta, GA 30307

                Re: David B. Gould Pledge Account No.:xxx

Dear Mr. Gould and Mr. Wimpfheimer:

        This letter will document the agreement reached between and among Goldman, Sachs & Co. ("Goldman"), David Gould ("Pledgor"), and Witness Systems, Inc. ("the Secured Party") with regard to the assets in the above-referenced account ("Account") maintained with Goldman, which Account is owned by Pledgor. Pledgor has pledged the assets in the Account, together with all additions thereto and all substitutions and replacements thereof (the "Pledged Assets") to the Secured Party in connection with a loan made by the Secured Party to Pledgor.

        Goldman agrees that it will comply with all notifications relating to redemption and transfer of the Pledged Assets ("Entitlement Order") originated by the Secured Party in the form of Exhibit 1 and delivered to Goldman without further consent of Pledgor. Without limiting the foregoing, prior to the receipt by Goldman of a Notice of Exclusive Control (defined below) from the Secured Party, as described below, Goldman may act on Entitlement Orders and other instructions from the Pledgor to transact any and all investment activity in the Account and to make transfers of securities or cash in connection with: (i) sales or purchases of securities in the Account; and (ii) the payment of Goldman's normal and customary commissions and fees in connection therewith. Notwithstanding anything in this letter to the contrary, Pledgor shall not be authorized to make "free transfers" (i.e., transfers of securities or cash other than in connection with investment activity in the Account or in connection with the payment of related commissions and fees) absent joint written instructions from Pledgor and an authorized representative of the Secured Party; provided, however, that Pledgor may withdraw and Goldman may release to Pledgor, all interest and dividends paid or accrued on assets in the Account and such release of interest and dividends shall not be regarded as a "free transfer". Goldman makes no representations regarding the transferability of the Pledged Assets, including, but not limited to, whether such assets are restricted in accordance with Rule 144 or otherwise.
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        Pledgor hereby authorizes Goldman to provide, and Goldman undertakes to provide, the Secured Party with copies of all monthly statements for the Account and duplicate confirmations of all trading activity in the Account. In addition, each of the parties hereby agrees that: i) upon receipt by Goldman of an Entitlement Order substantially similar to Exhibit 1, and after it has had reasonable opportunity to comply, such event shall be deemed to be an instruction by Secured Party to liquidate securities in the Account and transfer the proceeds to the Secured Party as described in such notice in the manner stated in such notice; and ii) Goldman shall be authorized to act, and shall act, in accordance with such instruction.

        Upon receipt by Goldman of a "Notice of Exclusive Control" in the form substantially similar to Exhibit 2, and after it has had reasonable opportunity to comply, Goldman will cease complying with Entitlement Orders or other instructions concerning the Account originated by Pledgor or its representatives and cease distributing interest or dividends on property in the Account to Pledgor. Each Entitlement Order and Notice of Exclusive Control originated by the Secured Party shall be signed by the Secured Party, and such signature is to have been duly acknowledged before a notary public. Goldman shall be entitled to rely upon any Entitlement Order or Notice of Exclusive Control or other instructions referred to herein that it reasonably believes to be from the appropriate party. Notice to Goldman shall be provided by delivery of such notice to General Counsel, Goldman, Sachs & Co., 1 New York Plaza, New York, N.Y., 10004, with a copy to the Director, Wealth Management Operations, One Hanover Plaza, New York, N.Y., 10005.

        The undertakings of Goldman as set forth herein are specifically conditioned upon the Secured Party's agreement, as indicated by its signature below, that the security interests maintained by Goldman are, and shall remain, senior to and shall have priority over, the junior security interests asserted by the Secured Party such that all of the obligations of Pledgor to Goldman and its affiliates, whether arising out of the Account or out of any other account or agreement, must be satisfied in full prior to the satisfaction of any obligation of Pledgor to the Secured Party.

        Please be advised however, that, except as specifically provided in this letter, Goldman does not, and will not, undertake, and hereby specifically disavows, any obligation to the Secured Party, or any third party with respect to the Account, or any related agreement or undertaking between Pledgor and the Secured Party. Without in any way limiting the foregoing disclaimer: (i) Goldman shall have no obligation to monitor the activity in the Account nor shall Goldman have any responsibility whatsoever for the performance or observance by Pledgor of any loan, guarantee or other agreement(s) with the Secured Party and;
(ii) except with regard to the transfer or redemption instructions contained in an Entitlement Order


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originated by the Secured Party or the liquidation and transfer instructions contained in the Notice of Exclusive Control referred to above, Goldman shall accept instructions with regard to the Account only from Pledgor, regardless of any notice, demand or other communication received from the Secured Party or any third party with regard to the Account. Goldman's records do not reflect any pledge or security interest with respect to the Pledged Assets in favor of any party other than as stated herein.

        Pledgor agrees to indemnify and hold Goldman, its affiliates, and its and their partners, employees, agents, officers and directors, harmless from any claim, loss, liability or expense, including attorney's fees and the costs of instituting or defending any proceedings relating thereto, arising out of or relating to the Account, this agreement, and any actions Goldman may take or not take pursuant to this agreement, provided that such actions or inactions are not the result of the gross negligence or willful misconduct of Goldman, its agents or its employees. The Secured Party agrees to indemnify and hold Goldman, its affiliates, and its and their partners, employees, agents, officers and directors, harmless from any claim, loss, liability or expense, including attorney's fees and the costs of instituting or defending any proceedings relating thereto, arising out of or relating to, actions taken by Goldman in response to an Entitlement Order or Notice of Exclusive Control issued by the Secured Party, provided that such actions or inactions are not the result of the gross negligence or willful misconduct of Goldman, its agents or its employees. The foregoing indemnification shall survive the termination of this agreement and the Account.

        The obligations of Goldman set forth above shall continue in effect until the earlier of (a) the notification by the Secured Party to Goldman of such termination in writing; (b) the unilateral termination of this agreement by Goldman, such termination to be effective thirty (30) business days' after written notice thereof is given to Pledgor and the Secured Party; or (c) the transfer of the assets in the Account as directed by the Secured Party following its origination of an Entitlement Order or its presentation of a Notice of Exclusive Control. Upon the occurrence of any such event, the obligations of Goldman set forth above with respect to the operation and maintenance of the Account shall terminate.


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        This agreement: (i) shall be binding on and shall inure to be benefit of the successors and assigns of the parties hereto; (ii) may not be amended except by a written instrument signed by all the parties hereto; (iii) the establishment and maintenance of the Account, and all interests, duties and obligations with respect to the Account, shall be governed by the law of the State of New York; and (iv) supplements the account agreement executed by Pledgor with regard to the Account.

        This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                                               Sincerely,

                                               GOLDMAN, SACHS & CO.,
                                               a New York limited partnership


                                               By:     _________________________
                                                       Name:
                                                       Title:


Acknowledged and Agreed:

David Gould



By: _________________________
Name: David Gould
Title:
-----------------------------

Witness Systems, Inc.



By: ___________________________
Name: Loren Wimpfheimer
Title:

Exhibit 1

                                ENTITLEMENT ORDER

         This Entitlement Order is being sent pursuant to the letter dated March 22, 2002 between and among Goldman, Sachs & Co. ("Goldman"), David Gould ("Pledgor"), and Witness Systems, Inc. ("the Secured Party") with regard to Account No. 003-025665 (the "Account") maintained by Pledgor at Goldman.

         Pursuant to the above-referenced agreement, Goldman is hereby instructed as follows: [PICK ONE]

_____ Goldman shall [transfer all assets in the Account][redeem all assets in the Account eligible for redemption and transfer the proceeds of such redemption] to the account indicated below.

                                      [OR:]

_____ Goldman shall transfer the following assets in the Account to the account indicated below: [LIST ASSETS]

         Any assets or proceeds transferred to the Secured Party are to be wired by Goldman to the following account:

        [wiring instructions]


For Secured Party


Name and Title

Exhibit 2
                           NOTICE OF EXCLUSIVE CONTROL

         This Notice of Exclusive Control is being sent pursuant to the letter dated March 22, 2002 between and among Goldman, Sachs & Co. ("Goldman"), David Gould ("Pledgor"), and Witness Systems, Inc. ("the Secured Party") with regard to Account No. xxx (the "Account") maintained by Pledgor at Goldman.

         Pursuant to the above-referenced agreement, Goldman is hereby instructed as follows:

_____ (a) Goldman shall freeze all assets and activity in the Account pending further written instructions from the Secured Party.

_____ (b) Goldman shall liquidate assets in the Account which are needed to yield $_________ in proceeds, and transfer such proceeds to the Secured Party. If the assets contained in the Account have a liquidation value exceeding $__________, Goldman shall have the sole discretion to determine which assets are liquidated. If the liquidation of all assets in the Account shall yield less than $___________, Goldman shall liquidate all assets and transfer all proceeds to the Secured Party.

        Any proceeds transferred to the Secured Party are to be wired by Goldman to the following account:

        [wiring instructions]


For Secured Party

------------------------
Name and Title


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ADDENDUM TO THE PLEDGE AGREEMENT AMONG GOLDMAN SACHS & CO., WITNESS SYSTEM AND
DAVID GOULD.


The parties hereto agree that the Pledge Agreement dated March __, 2002 to which this Addendum is annexed, is hereby modified as follows:


         1. Paragraph 2, lines 3-9 the words "Without limiting the foregoing, prior to the receipt by Goldman of a Notice of Exclusive Control (defined below) from the Bank, as described below, Goldman may act on Entitlement Orders and other instructions from the Pledgor to transact any and all investment activity in the Account and to make transfers of securities or cash in connection with: (i) sales or purchases of securities in the Account; and (ii) the payment of Goldman's normal and customary commissions and fees in connection therewith." should be deleted and replaced with "Without limiting the foregoing, prior to the receipt by Goldman of a Notice of Exclusive Control (defined below) from the Secured Party, as described below, Goldman may not act on Entitlement Orders and other instructions from the Pledgor to transact any and all investment activity in the Account and to make transfers of securities or cash in connection with: (i) sales or purchases of securities in the Account; and (ii) the payment of Goldman's normal and customary commissions and fees in connection therewith, absent joint written instructions from Pledgor and an authorized representative at Witness Systems."

         2. The words "provided, however, that Pledgor may withdraw and Goldman may release to Pledgor, all interest and dividends paid or accrued on assets in the Account and such release of interest and dividends shall not be regarded as a "free transfer"." should be deleted from paragraph 2, line 13,14 & 15.

         3. Paragraph 5, beginning with the words "The undertakings" should be deleted and replace with ""The undertakings of Goldman as set forth herein are specifically conditioned upon the Secured Party's agreement, as indicated by its signature below, that the security interests with regard to the Account maintained by Goldman are, and shall remain, senior to and shall have priority over, the junior security interests asserted by the Secured Party and the Account solely with respect to payment of (i) customary fees and commissions related to the Assets, and (ii) financial assets duly purchased for the Account in accordance with the provisions hereof ("Reserved Rights"). Except for the Reserved Rights, the Secured Party's security interests in the Account shall have a priority over those of Goldman. Goldman shall not advance margin or other credit against the Account nor hypothecate the assets in the Account without the Secured Party's prior written consent."


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         4.       The words "The Secured Party acknowledges that if it is the issuer of a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, it may have public disclosure requirements under U.S. federal securities laws with respect to the pledge agreement and transactions relating thereto, and agrees and covenants that it will comply with all such disclosure requirements. The Secured Party also represents and warrants that the pledge agreement and any transactions relating thereto do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any contractual restriction binding on it or affecting it or any of its assets." should be after the word "herein", paragraph 6, line 13.

         Except as modified hereby, all of the provisions of the Pledge Agreement are ratified and confirmed Witness Systems, David Gould and Goldman Sachs.



     On behalf of:

     GOLDMAN SACHS & CO.

        By: ___________________


     On behalf of Witness Systems:


     WITNESS SYSTEMS

    By: ___________________



     Acknowledged and agreed to by:


     -----------------------
     DAVID GOULD


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